Exhibit 17

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of the Vintage Balanced Fund (the "Fund"), a portfolio of Vintage Mutual Funds, Inc. (the "Trust"), hereby appoint Patricia Bonavia, Jeff Lorenzen and Amy Mitchell and each of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on September 15, 2005, at 1415 28th Street, West Des Moines, Iowa, at 10:00 a.m. (Central Time), and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

PROPOSAL:      To approve or disapprove a proposed Agreement and Plan of
               Reorganization pursuant to which Federated Stock and Bond Fund,
               Inc. would acquire all of the assets of Vintage Balanced Fund in exchange for Class A Shares of Federated Stock and Bond Fund,
               Inc. to be distributed pro rata by Vintage Balanced Fund to its shareholders, in complete liquidation and termination of Vintage
               Balanced Fund.


              FOR                   [   ]

              AGAINST               [   ]

              ABSTAIN               [   ]



                             YOUR VOTE IS IMPORTANT

                   Please complete, sign and return this card
                              as soon as possible.

Dated
Signature

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.